Exhibit 99.1

Harland News Release
                                                     John H. Harland Company
                                           PO Box 105250, Atlanta, GA  30348
                                                              (770) 981-9460
                                                             www.harland.net
For More Information, Contact:

Investors                                   Media
John Stakel                                 John Pensec
Vice President, Treasurer                   Director of Corporate Communications
770-593-5697                                770-593-5443
jstakel@harland.net                         jpensec@harland.net




                  HARLAND REPORTS STRONG FIRST QUARTER RESULTS


ATLANTA (April 23, 2003) - John H. Harland Company (NYSE: JH) today reported strong results for the first quarter of 2003.

Consolidated net income for the quarter was $13.2 million, a 50.0% increase from 2002 first quarter net income of $8.8 million. Diluted earnings per share for the quarter were $0.46 compared with $0.29 per share for the prior year. Consolidated sales for the first quarter increased 4.2% to $193.4 million, compared with $185.6 million in the first quarter of 2002.

Results for the first quarter of 2002 included a pre-tax charge of $6.8 million, or $0.13 per share, related to the accelerated vesting of certain restricted stock grants, net of the resulting reduction of amortization expense for that quarter. These grants vested as a result of a significant appreciation in the company's share price during the first quarter of 2002. Earnings per share for the first quarter of 2003 were affected by a decrease in weighted average diluted shares outstanding from 30.8 million in 2002 to 28.4 million in 2003, resulting primarily from the company's common stock repurchases.

"We had a good quarter, especially in our software business," said Timothy C. Tuff, chairman and chief executive officer of Harland. "We continue to improve operations across the organization and develop new products that are being well received by our customers."

Segment Reporting

Harland reports results for three business segments: Printed Products, Software and Services, and Scantron.

Harland Reports Strong First Quarter Results
April 23, 2003
Page Two

Sales for the quarter from the company's Printed Products segment, which includes Checks, Direct Marketing and Investment Services, and Harland Business Solutions, were $127.1 million, a 2.8% decrease from the $130.8 million reported for the same period in 2002. Segment income from Printed Products for the quarter was $21.0 million, a 1.5% decrease from the $21.3 million a year earlier. However, Printed Products results for the first quarter of 2003 included approximately $850,000 of expenses related to business unit operations that were included in corporate expenses in prior years.

"We continued to improve manufacturing operations during the quarter," said Tuff. "The pricing environment is increasingly competitive. While we have lost market share among the larger banks, we have strengthened our position among the more profitable community banks and credit unions."

Software and Services reported sales of $40.7 million for the quarter, a 29.6% increase from the $31.4 million reported in 2002. Sales from businesses acquired in 2002 were $9.7 million during the quarter. Segment income from Software and Services was $4.2 million, a 16.2% increase from the $3.6 million a year earlier. Software and Services results for the first quarter included approximately $715,000 of expenses related to business unit operations that were included in corporate expenses in prior years.

"Software and Services had a good quarter," said Tuff. "The integration of companies we acquired in 2002 is progressing well. Our compliance products have held up well in the weakened economy, and the pipeline for some of our other more discretionary products, such as CRM and teller platform solutions, is beginning to strengthen."

Scantron reported sales of $26.0 million for the quarter, an 8.9% increase from the $23.9 million reported in 2002. Sales from EdVISION, which was acquired in July 2002, accounted for $1.6 million of Scantron's sales increase for the quarter. Segment income from Scantron declined 37.6% in the quarter to $3.8 million from $6.2 million reported in 2002. The decline was attributable to increased research and development, selling and marketing costs, severance expenses and expenses related to Scantron's move to a new facility.

"While there is good acceptance of our new technology products, there is strong pressure on state education budgets, which is slowing sales," said Tuff. "Our increased investment in product development and expansion of our national sales force reflects our belief in the growth opportunity of this part of our business."

"Although the first quarter exceeded our expectations, we are maintaining our previous guidance of $1.98 to $2.03 diluted earnings per share for the year. We expect the effect of the slower economy, competition in the checks business and educational budget constraints for the balance of the year will offset the company's higher performance in the first quarter," said Tuff. "For the second quarter of 2003, we believe diluted earnings per share will be in the range of $0.35 to $0.40, down slightly from the second quarter of 2002."

Harland Reports Strong First Quarter Results
April 23, 2003
Page Three

Harland will hold a conference call today at 10:00 a.m. EDT to discuss the results of the quarter and future outlook. Interested parties may listen in by accessing the live web cast, or the replay, via the investor relations section of Harland's website at www.harland.net. The replay of the call will be available approximately two hours after the completion of the call.

The company has posted quarterly segment information dating back to 1999. The segment information can be found in the investor relations section of the company's web site at www.harland.net.

                                       ###

About Harland
Atlanta-based John H. Harland Company (NYSE: JH) (www.harland.net) is a leading provider of software and printed products to the financial and educational markets. Harland Financial Solutions, Inc., a wholly owned subsidiary (www.harlandfinancialsolutions.com), supplies software and services, including customer relationship management, deposit and loan origination, core systems and mortgage services to thousands of financial institutions of all sizes. Harland's printed products offerings include checks, direct marketing and financial forms. Scantron Corporation (www.scantron.com), a wholly owned subsidiary, is a leading provider of software services and systems for the collection, management and interpretation of data to the financial, commercial and educational markets.

RISK FACTORS AND CAUTIONARY STATEMENTS
This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of John H. Harland Company and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that the actual results may differ materially from those contemplated by such forward-looking statements. Such differences could be material and adverse.

Many variables will impact the ability to achieve sales levels, improve service quality, achieve production efficiencies and reduce expenses in Printed Products. These include, but are not limited to, the continuing upgrade of our customer care infrastructure and systems used in the Company's manufacturing, sales, marketing, customer service and call center operations.

Several factors outside the Company's control could negatively impact check revenues. These include the continuing expansion of alternative payment systems such as credit cards, debit cards and other forms of electronic commerce or online payment systems. Check revenues may continue to be adversely affected by continued consolidation of financial institutions, competitive check pricing and the impact of governmental laws and regulations. There can be no assurances that the Company will not lose additional customers or that any such loss could be offset by the addition of new customers.

Harland Reports Strong First Quarter Results
April 23, 2003
Page Four

While the Company believes substantial growth opportunities exist in the Software and Services segment, there can be no assurances that the Company will achieve its revenue or earnings growth targets. The Company believes there are many risk factors inherent in its software business, including but not limited to the retention of employee talent and customers. Also, variables exist in the development of new software products, including the timing and costs of the development effort, product performance, functionality, product acceptance, competition, the Company's ability to integrate acquired companies, and general changes in economic conditions or U.S. financial markets.

Several factors outside of the Company's control could affect results in the Scantron segment. These include the rate of adoption of new electronic data collection, testing and assessment methods, which could negatively impact current forms, scanner sales and related service revenue. The Company continues to develop products and services that it believes offer state-of-the-art electronic data collection, testing and assessment solutions. However, variables exist in the development of new testing methods and technologies, including the timing and costs of the development effort, product performance, functionality, market acceptance, adoption rates, competition, the Company's ability to integrate acquired companies, and the funding of education at the federal, state and local level, all of which could have an impact on the Company's business.

Reference should be made to the Risk Factors and Cautionary Statements section of Harland's Form 10-K and Form 10-Q for additional information. Harland undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

John H. Harland Company
Financial Highlights  (Unaudited)
1st Quarter 2003
(in 000's)
                                                    3 Months ended
                                                 March 28,    March 29,
                                                   2003         2002        %
                                               -----------  -----------  ------
Sales                                          $ 193,425    $ 185,572      4.2%
Cost of sales                                     99,593      100,346     -0.8%
Pct of Sales                                        51.5%        54.1%
                                               -----------  -----------
Gross profit                                      93,832       85,226     10.1%
Pct of Sales                                        48.5%        45.9%
Selling, general and administrative expenses      70,332       68,475      2.7%
Pct of Sales                                        36.4%        36.9%
Amortization of intangibles                          670          628      6.7%
Pct of Sales                                         0.3%         0.3%
                                               -----------  -----------
Operating Income                                  22,830       16,123     41.6%
Pct of Sales                                        11.8%        11.9%

Other Income (Expense):
  Interest expense                                (1,470)      (1,584)    -7.2%
    Pct of Sales                                    -0.8%        -0.9%
  Other - net                                         69          (15)  -560.0%
    Pct of Sales                                     0.0%         0.0%
                                               -----------  -----------
Income before Income Taxes                        21,429       14,524     47.5%
Pct of Sales                                        11.1%         7.8%
Income taxes                                       8,250        5,737     43.8%
Pct of Sales                                         4.3%         3.1%
                                               -----------  -----------
Net Income                                     $  13,179      $ 8,787     50.0%
                                               ===========  ===========
Pct of Sales                                         6.8%         4.7%

Earnings per Share
   Basic                                       $    0.47    $    0.30     56.7%
   Diluted                                     $    0.46    $    0.29     58.6%
Weighted Average Shares (000)
   Basic                                          27,873       29,237     -4.7%
   Diluted                                        28,403       30,753     -7.6%
Shares O/S at end of period (000)                 27,752       29,219     -5.0%
Return on Equity                                    22.8%        16.8%  6.0%pts
Depreciation and Amortization (000)            $  14,267    $  13,549      5.3%
Capital Expenditures (000)                     $   6,668    $   9,510    -29.9%
Number of Employees
 (includes temporary employees)                    5,119        5,185     -1.3%

Segment Information(1)

Printed Products
  Sales                                        $ 127,119    $ 130,757     -2.8%
  Depreciation & Amortization                     10,102       10,057      0.4%
  Segment Income(2)                            $  20,996    $  21,320     -1.5%

Software and Services
  Sales                                        $  40,715    $  31,413     29.6%
  Depreciation & Amortization                      2,777        2,252     23.3%
  Segment Income(2)                            $   4,161    $   3,582     16.2%

Scantron
  Sales                                        $  26,014    $  23,893      8.9%
  Depreciation & Amortization                        965          595     62.2%
  Segment Income(2)                            $   3,847    $   6,169    -37.6%

Note: Effective for the fourth quarter of 2002, the Company reclassified certain expense items in its consolidated income statements. The reclassifications affected the categories of Cost of Sales and Selling, General and Administrative expenses. The change represents the reclassification of software product development costs previously shown as part of Cost of Sales. Financial data for all periods presented have been restated to reflect the impact of the reclassification. The reclassifications had no impact on net income or shareholders' equity as previously reported.

     (1) Segment information does not include eliminations related to intercompany activity and does not include corporate expenses.
     (2) Segment income (loss) is defined as income before income taxes

   John H. Harland Company
   Financial Highlights
   1st Quarter 2003
   Condensed Balance Sheets (Unaudited)
   (in 000's)

                                                March 28,      December 31,
                                                   2003            2002
                                              -----------      ----------

   Cash & Cash Equivalents                    $   11,449       $  19,218
   Accounts Receivable                            64,310          58,871
   Inventory                                      16,660          18,191
   Deferred Income Taxes                          26,999          26,977
   Prepaid & Other                                15,556          15,568
                                              -----------      ----------
   Total Current Assets                          134,974         138,825

   Investments                                     3,585           3,917
   Goodwill                                      210,570         210,462
   Intangibles - net                              13,457          14,127
   Refundable Contract Payments                   22,734          23,281
   Other                                          24,337          25,860
   Property, Plant and Equipment - Net           131,427         134,215
                                              -----------      ----------
   Total Assets                                $ 541,084       $ 550,687
                                              ===========      ==========

   Accounts Payable                            $  26,538       $  22,599
   Deferred Revenues                              60,075          53,311
   Accrued Liabilities:
      Salaries, Wages and Employee Benefits       25,000          31,039
      Taxes                                       18,225          18,817
      Other                                       20,567          21,320
                                              -----------      ----------
   Total Current Liabilities                     150,405         147,086

   Long-Term Debt                                137,385         144,106
   Other Liabilities                              25,137          25,501
   Shareholders' Equity                          228,157         233,994
                                              -----------      ----------
   Total Liabilities and Equity                $ 541,084       $ 550,687
                                              ===========      ==========

   John H. Harland Company
   Financial Highlights
   1st Quarter 2003
   Condensed Statements of Cash Flows (Unaudited)
   (in 000's)

                                                         3 Months ended
                                                      March 28,  March 29,
                                                         2003       2002
                                                      ---------  ---------
   Operating Activities:
   Net income                                         $ 13,179   $  8,787
   Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation and amortization                      14,267     13,549
     Stock-based compensation                              597      7,015
     Other                                                 211      1,974
   Changes in assets and liabilities                    (4,529)    (1,381)
                                                      ---------  ---------
   Net cash provided by operating activities            23,725     29,944
                                                      ---------  ---------

   Investing Activities:
   Purchases of property, plant and equipment           (6,668)    (9,510)
   Other                                                 1,302      1,083
                                                      ---------  ---------
   Net cash used in investing activities                (5,366)    (8,427)
                                                      ---------  ---------

   Financing Activities:
   Purchases of treasury stock                         (19,138)    (1,568)
   Long-term debt - net                                 (6,721)   (19,014)
   Other                                                  (269)     2,323
                                                      ---------  ---------
   Net cash used in financing activities               (26,128)   (18,259)
                                                      ---------  ---------

   Increase (decrease) in cash and cash equivalents     (7,769)     3,258
   Cash and cash equivalents at beginning of period     19,218     10,096
                                                      ---------  ---------
   Cash and cash equivalents at end of period         $ 11,449   $ 13,354
                                                      =========  =========

